Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

     As independent public accounts, we hereby consent to the use in Post-Effective Amendment No. 31 and Amendment No. 25 to Form N-1A Registration Statement of Federated U.S. Government Securities Fund: 2-5 Years of our report dated March 25, 1999, on the financial statements as of January 31, 1999, of Federated U.S. Government Securities

Fund:  2-5 Years, included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 25, 1999